Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-249521) and Form S-8 (No. 333-229644) of Flux Power Holdings, Inc. (the “Company”) of our report dated September 27, 2021, relating to the consolidated financial statements of Flux Power Holdings, Inc., appearing in this Annual Report on Form 10-K of Flux Power Holdings, Inc. for the year ended June 30, 2021.

/s/ Baker Tilly US, LLP
BAKER TILLY US, LLP

San Diego, California
September 27, 2021